UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2022

Bird Global, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41019	86-3723155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

392 NE 191st Street #20388
Miami, Florida 33179
(Address of principal executive offices and zip code)
(866) 205-2442
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BRDS	The New York Stock Exchange
Warrants, each whole warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share	BRDS WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to Vote of Security Holders

On June 8, 2022, Bird Global, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). For more information on the following proposals submitted to stockholders, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2022.

1. Election of three Class I Directors. At the 2022 Annual Meeting, the stockholders elected each of the persons whose names are set forth below as Class I Directors to serve until the Company’s 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Relevant voting information for each person follows:

	Votes For	Votes Withheld	Broker Non-Votes
Roelof F. Botha	787,933,851	36,157,149	48,471,515
David Sacks	790,266,019	33,824,981	48,471,515

In addition to the election of two directors, one other vote was taken at the 2022 Annual Meeting:

2. Ratification of appointment of the independent registered public accounting firm. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified by a vote of 872,402,329 shares voting for the proposal, 145,450 shares voting against the proposal and 14,736 shares abstaining from the vote on the proposal, and there were 0 broker non-votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bird Global, Inc.

Date: June 13, 2022	By:	/s/ Yibo Ling
	Name:	Yibo Ling
	Title:	Chief Financial Officer